AGREEMENT FOR DISTRIBUTION OF PRODUCTS


         This Agreement for Distribution of Products, dated June 14, 2002, is between Wild Oats Market, Inc. ("WO") and Tree of Life, Inc. and its subsidiaries, including but not limited to Liberty Richter and Gourmet Awards Foods (collectively "TOL").

                                  RECITALS

         A. WO operates certain retail supermarket stores in the United States which are primarily engaged in the sale of natural and organic products (the "Stores").

         B. The parties desire to enter into an agreement pursuant to which TOL shall provide, sell and distribute to WO, its Stores and wholesale locations, and WO shall buy, the goods and services specified below on the terms set forth below.

                                 AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Agreement Term; Purchasing Level. (a) This Agreement shall have an initial term (the "Term", which shall include all extensions thereof) effective upon execution hereof (the "Effective Date") and running through August 31, 2005, and shall continue thereafter on the same terms and conditions until terminated in accordance with Section 18 of this Agreement.

         (b) Except as may be adjusted by this Agreement, the pricing and other terms provided by TOL shall be conditioned on a minimum twelve months' net run rate by WO of [CONFIDENTIAL](1) for each 12 months commencing from September 1, 2002; if TOL begins distribution prior to September 1, 2002, the cost of those early purchases shall be added to the first 12 months' total purchases. "Net run rate" shall have the same meaning as "Total Purchases" under Section 16 below.

         2. Distribution Arrangement. (a) Commencing September 1, 2002 (the "Commencement Date"), TOL shall be the primary wholesale distributor to WO of (i) specialty grocery items, (ii) natural and organic packaged grocery products, (iii) frozen products, (iv) bulk products, (v) fitness, vitamins, supplements, body care and other health and beauty aid products and (vi) selected dairy products (but excluding produce, meat, seafood, cheese, food service products, mercantile and other categories not specifically identified above) either (A) not purchased directly from manufacturers or
(B) for which WO currently does not have an existing contractual obligation to purchase which continues after the Commencement Date (the "Products"), which contracts are set forth on Exhibit A attached to and made a part of this Agreement, for all WO Stores, and all such new Stores acquired or opened by WO during the Term, subject to the limitations set forth below. Upon expiration of the then current term of any and all existing contracts listed on Exhibit A to this Agreement, WO shall not renew or extend the same during the Term.

____________________
(1) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.






         (b) "Primary" for purposes of this Agreement shall be defined as not purchasing from any other wholesale distributor or distributors either singly or in the aggregate (sometimes referred to as a "secondary distributor") more than 10% (the "Secondary Percentage") of WO's total annual cost of items in the aggregate defining the "Products" above. For the purposes of calculating the Secondary Percentage, purchases from secondary distributors shall not include purchases from vendors/manufacturers who sell direct to retailers or purchases (whether or not in form made through distributors) by WO from any wholesale distributor owned by, owning or co-owned with WO. For purposes of the foregoing, the beneficial ownership of a 30% or more interest in a distributor shall be deemed "ownership." In addition, if WO determines that the level of Product deliveries by TOL is materially insufficient, in WO's reasonable business judgment, and has not arisen out of WO's breach of its obligations under this Agreement, vendor out-of-stocks, out-of-stocks caused by discontinuation of Product by WO, TOL or the vendor, or sell out of promotional ad quantities ordered by WO, or Force Majeure events, upon notice to TOL including all specific items proposed to be purchased from a secondary distributor (the "Affected Products Notice"), then upon [CONFIDENTIAL](2) days' prior written notice to TOL by WO and TOL's failure to cure the insufficiencies within such period of time, WO may purchase goods from a secondary distributor without being required to terminate purchasing on a regional or nationwide basis from TOL to the extent of the affected goods and such additional goods as WO reasonably believes are necessary to purchase to secure a reasonable economic transaction without the limitation imposed by this subsection until such time as TOL corrects the performance problems or the Agreement is terminated; provided that, during such period that WO is permitted to so purchase, Section 12(b) shall not apply as to the specific Products purchased by WO from another distributor. WO agrees that at such time as TOL provides written assurances to WO that TOL has cured any performance problems identified in the notice from WO, WO shall resume purchasing the Products purchased from the secondary distributor within 14 days thereafter, provided TOL has corrected the performance problems at such time. To the extent WO acquires Stores or another entity during the Term where such Stores have a preexisting binding obligation to another distributor, WO shall not be obligated to transfer the purchasing of Product for such Stores to TOL unless and until such obligation expires, after which the Stores shall be subject to all of the provisions of this Agreement, including those set forth in Section 2(d) below. Notwithstanding the foregoing, in the event of a termination of this Agreement by either party for any reason, the obligation of WO not to purchase more than 10% from a secondary distributor shall terminate not more than [CONFIDENTIAL](3) days prior to the date of Agreement termination, to allow WO to have an orderly transition of distribution responsibilities to another distributor; provided that all contract conditions shall continue to apply to all Products carried by TOL exclusively for WO and for promotional product quantities purchased for WO.

____________________
(2) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(3)  Ibid.






         (c) Notwithstanding the foregoing, nothing herein shall prohibit WO:

                (i) from purchasing items outside of the categories included in the definition of "Products" above; or

                (ii) from purchasing from secondary distributors up to 10% of WO's total annual costs of items (in the aggregate) defining the "Products" for such Stores; or

                (iii) from purchasing from vendors or manufacturers who have historically sold direct to WO or who customarily (whether as of the Effective Date or in the future) sell direct to retailers (whether or not through distributors).

         (d) Notwithstanding the limitation set forth above, WO also may cease to purchase from TOL (x) in one region or (y) on a nationwide basis (but only if WO has previously ceased purchasing in one region pursuant to this provision at least 60 days prior to the nationwide termination), if, in WO's reasonable business judgment:

                  (A) the quality of service provided by TOL in the region or on a nationwide basis, as applicable, is below the level specified in this Agreement or specified on Exhibits B, T or V attached hereto, and TOL has failed to remedy the service problems after 30 days' prior written notice by WO;

                  (B) TOL fails to meet the OOS Performance Criteria set forth in Section 12 below in the region or on a nationwide basis, as applicable;

                  (C) TOL is unable, after 10 days' written notice and opportunity to cure, to meet regional or national, as applicable, delivery requirements to the Stores as set forth in this Agreement, including on Exhibit C attached hereto , as such may be amended by mutual agreement of the parties from time to time, including but not limited to hours and days of delivery, delivery routes, condition of Products, or execution of bills of lading at the Store, provided it has been given reasonable advance notice of any unusual requirements;

                  (D) TOL or its agents fail or refuse to comply with any regional or national, as applicable, limitations or guidelines regarding deliveries as set forth on Exhibit D attached hereto, as such shall be amended by WO from time to time upon WO becoming aware of such changes or additions to such limitations or guidelines (e.g., municipal, residential or property owner imposed restrictions on delivery hours, parking of trucks, delivery routes, unacceptable levels of noise in residential areas, etc.), and fails to cure such noncompliance within five days of receipt of written notice from WO; or

                  (E) on a regional or nationwide basis, as applicable, the [CONFIDENTIAL].(4)

         (e) TOL shall have a first right of refusal to distribute to WO the excluded Products contained in the categories listed in Exhibit E attached to this Agreement. WO shall provide to TOL [CONFIDENTIAL](5) days' prior written notice of each bona fide offer of a third party to distribute any or all of the Exhibit E Products which WO desires to accept, which notice shall detail the terms and conditions of such offer and the identity of the offerer. If, within [CONFIDENTIAL](6) days of its receipt of such written notice, TOL commits in writing to distribute the estimated quantity of Product to WO Stores in the specified region on the delivery and other basis set forth in this Agreement, at a price at or below that offered, with competitive services, for the market basket of products included in the right of first refusal by the third party, WO shall allow TOL to distribute the Products to WO and such Products shall be included on the APL (as defined below). If TOL does not elect to distribute Products under this Section 2(e), WO may buy the Products from the third party on the terms and conditions set forth in the bona fide offer from the third party. If WO buys the Products from the third party, such Products shall not be included in the calculation of the Secondary Percentage.

___________________
(4) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(5)  Ibid.
(6)  Ibid.



         (f) Commencing September 1, 2002, WO will purchase, and TOL will sell, Products at net prices, quantities and upon the other terms and conditions set forth herein.

         3. Products. (a) Authorized List. Attached hereto as Exhibit F is the initial Authorized Product List ("APL"), which, as modified from time to time, will be the complete list of the only Products authorized to be distributed to the Stores by TOL. WO shall have final determination of items on the APL in the event of dispute between the parties regarding the items on the APL, provided that WO agrees to eliminate non-performing Stock Keeping Units ("SKUs") from the present list of SKUs provided to WO by its distributors (as opposed to direct sales from retailers) of Products carried by WO in the Stores. Either party can request the deletion of Products based on "nonperformance", which is defined as slow moving products with sales ranging in the bottom 10th percentile of WO's total annual sales of Product in the applicable category of Products under the APL, and each party agrees that its consent to the deletion of nonperforming Products identified by the other party shall not be unreasonably withheld. The cost of (i) any Products deleted from the APL at the request of TOL, and (ii) any Products not included within the APL at the request of TOL or deleted from the APL under (b)(iii) below shall not be included in the calculation of the Secondary Percentage.

         (b) APL Additions and Deletions.

                  (i) WO may require the addition of Products to the APL upon written notice to TOL specifying the Products to be added, the Stores designated to purchase such Products and the estimated weekly purchases of the Products by the designated Stores; provided, however, that Products will not be added to the APL until adequate inventory of the Product shall be available in all TOL servicing divisions, as determined by TOL, based on the estimated weekly purchases provided by WO. At the time WO gives notice to TOL adding Products to the APL, TOL shall notify WO if the added Products will be carried by TOL exclusively for WO. Notwithstanding the foregoing, all Products identified for addition to the APL shall be added to the APL within [CONFIDENTIAL](7) days after receipt of written notice of their addition from WO. If TOL does not have such new Products available for distribution to WO Stores within [CONFIDENTIAL](8) days for other than Force Majeure events, WO may include orders of the new Products for purposes of the calculation under Section 12(b) below and such other obligations of TOL hereunder regarding delivery of Products.

                  (ii) WO shall designate those Stores to purchase any item added to the APL in the notice described in (i) above. WO agrees to achieve distribution to all of the designated Stores within [CONFIDENTIAL](9) days of notice from TOL that the added item is available to all designated Stores.

                  (iii) Items may be removed from the APL by mutual agreement. The parties shall review the APL quarterly for determination of items that should be removed from the APL based on insufficient sales volume. WO agrees to purchase, over time (based on WO orders of such Products from time to time), but in no event later than [CONFIDENTIAL](10) days of deletion of the Products from the APL, all remaining inventory deleted from the APL by WO consisting of (A) WO Private Label Products, and (B) Products carried by TOL exclusively for WO at WO's request.


___________________
(7) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(8)    Ibid.
(9)    Ibid.
(10)   Ibid.



                  (iv) TOL will carry any WO Private Label requested by WO provided that the Product sells well enough to avoid issues under the Code Date Policy and any other movement policy or criteria set forth herein. TOL shall not discontinue handling of any WO Private Label products, regardless of the amount of Private Label Product carried by TOL or sold by WO, unless requested by WO. "WO Private Label Products" shall mean those products that Wild Oats offers from time to time in its Stores under the labels set forth on Exhibit G to this Agreement, as such may be amended by WO from time to time. TOL covenants not to sell, and to take commercially reasonable efforts to prevent the sale of any WO Private Label Products by TOL to any distribution network, stores, or persons not approved in advance by WO. TOL agrees to fully cooperate with WO in any investigation and litigation originated by WO over such unauthorized sales. TOL shall bear the cost of retrieval of any WO Private Label Product sold in unauthorized sales by TOL.

                  (v) If either party requests deletion from the APL of any Product and the other party agrees to deletion of such item, the requesting party shall indemnify the other party from the costs of the return to the manufacturer or failure to pay by the manufacturer of: (A) any bill backs (manufacturer direct rebate) or charge back issued by TOL (contribution by the manufacturer to any ad costs, funds or campaigns for such Product); (B) coupons or rain checks issued by manufacturer or WO or TOL; and (C) store credits (credits for damaged goods, out of stock Product, demonstration costs agreed to by the manufacturer) issued for the deleted Product; provided that, so long as the deleted Product is not a Product carried by TOL exclusively for WO, if the non-requesting party sells, or arranges for the sale of, the deleted Products within a reasonable period of time to another customer, then the non-requesting party shall not have any indemnification or reimbursement obligation under this Section 3(b)(v) for those deleted Products that have been sold. It is understood that if WO requests the deletion of any Product, WO shall purchase from TOL: (1) all inventory of such deleted Product that constitutes WO exclusive Products; and (2) that portion of the inventory of such deleted Products that are non-exclusive Products that exceeds the volume that TOL can reasonably sell to other customers before such deleted Products reach their expiration date.

                  (vi) TOL will provide WO with existing single pick items ("eaches") on the APL and other additions reasonably requested by WO or an order quantity suitable to item turnover at retail. TOL will accommodate WO in distributing eaches at no additional cost to WO Stores.

         (c) TOL Consumer Label.

                  (i) Provided TOL provides the funds specified in (iii) below, WO shall carry those of the TOL consumer label products ("TOL Consumer Label Products") from the list set forth on Exhibit H to this Agreement that WO elects to carry as a second tier private label brand in the Stores, provided the TOL Consumer Label Products meet all of WO product standards as reasonably established from time to time by WO and based on store-by-store assortment. WO's current Standards are set forth on Exhibit I to this Agreement. Nothing shall require WO to carry any specific SKUs or amounts of any TOL Consumer Label Products.

                 (ii) TOL warrants and represents to WO that:

                 (A) TOL is not subject to, nor is it aware of any pending or threatened order, injunction or other action from any local, state or federal governmental agency regarding the manufacturing processes or purity of any TOL Consumer Label Products;

                 (B) TOL owns all rights to the TOL Consumer Label Products, and the recipes, formulae and processes used in the manufacture of the TOL Consumer Label Products are the proprietary information of TOL, or TOL has all necessary licenses and other rights to produce the TOL Consumer Label Products for resale to WO;

                 (C) TOL's manufacture and sale of the TOL Consumer Label Products as contemplated by this Agreement does not violate any license to which TOL is a party, nor does it constitute a breach of any confidentiality or proprietary rights agreement or a violation of any patent or trademark held by any third party of which TOL has knowledge. Exhibit K discloses all actions of which TOL has knowledge relating to the foregoing, including one infringement of trademark action alleged against TOL. TOL denies any infringement as asserted by such action;

                 (D) the TOL Consumer Label delivered to WO are, at the time of such delivery, merchantable, in full compliance with and not adulterated or misbranded under the Federal Food Drug and Cosmetic Act, as amended (the "Act") and all applicable federal, state and local regulations governing the manufacture of products for consumption. If available, TOL shall pass along all warranties of the manufacturers of the Products made to TOL, if any (including without limitation any warranties required under the Act), so that WO shall be entitled to the benefit of such warranties;

                 (E) the TOL Consumer Label Products shall not be mislabeled, and shall comply with all federal, state and local labeling requirements applicable to the specific Products being labeled;

                 (F) TOL shall provide at least 90 days prior written notice of its intent to modify the recipe, ingredients or specifications of the TOL Consumer Label Product prior to implementing any changes;

                 (G) TOL shall provide at least 90 days prior written notice of likely shortages of ingredients of which TOL is aware, the absence of which would decrease TOL Consumer Label Product availability;

                 (H) any TOL Consumer Label Products labeled as "organic" shall meet all organic certification requirements of the U.S. Department of Agriculture, as and when such requirements become effective, and of any applicable state or local requirements in the state in which the Products are produced, and TOL shall provide to WO all necessary documentation reasonably requested by WO to demonstrate compliance with such federal, state and local regulations relating to organic production.

                  (iii) TOL will provide appropriate marketing and demo funding to support the program consistent with Exhibit J hereto.

         4. Pricing. (a) Pricing of Products. TOL price for each of the Products shall be as set forth on or determined pursuant to Exhibit L separately bound as an Exhibit hereto.

         (b) Modification of Pricing.

                  (i) The parties agree to meet quarterly to review the in-bound freight rates set forth in Exhibit M and, upon mutual agreement based on a modification in freight charges, shall modify the freight charges.

                  (ii) TOL may only increase the prices for Products referenced in this Section 4 if there is an actual per item price increase from the manufacturer. Price increases shall only be effective after [CONFIDENTIAL](11) days' prior written notice to WO. TOL shall reduce or increase the prices for Products if there is an actual per item price decrease or increase, as applicable, from the manufacturer in accordance with manufacturer deal periods.
         Price decreases shall be effective within [CONFIDENTIAL](12) days from the reduction in pricing by the manufacturer to TOL. All published vendor deals (advertised to wholesalers and retailers), as well as all free merchandise (other than samples), temporary price reductions, pricing and promotional discounts, credits, allowances [CONFIDENTIAL](13) will be passed dollar for dollar directly to WO as and when received by TOL as a reduction in pricing based on vendor performance requirements being met by TOL or WO, as applicable, with the exception of TOL's or WO's new item set up policies, which will be mutually supported.

         (c) Freight Costs to the Stores.

                    (i) WO shall pay a freight charge for delivery of Product from each TOL DC to the Stores. The freight charge shall be in accordance with Exhibit N attached to this Agreement. Freight will be billed to WO headquarters separately from the invoice delivered to the Stores for the cost of the Product delivered.

                  (ii) TOL agrees to open as fully operational a DC in Denver, Colorado within [CONFIDENTIAL](14) from the Commencement Date. If TOL has not completed the DC within such [CONFIDENTIAL](15) period, but is diligently pursuing completion of the center at the end of [CONFIDENTIAL](16), TOL shall have an additional [CONFIDENTIAL](17) to complete the center. If TOL has not completed the DC within [CONFIDENTIAL](18), but is diligently pursuing completion of the center at the end of [CONFIDENTIAL](19), with WO's consent, not to be unreasonably withheld, TOL shall have an additional [CONFIDENTIAL](20) to complete the center.

___________________
(11) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(12)   Ibid.
(13)   Ibid.
(14)   Ibid.
(15)   Ibid.
(16)   Ibid.
(17)   Ibid.
(18)   Ibid.
(19)   Ibid.
(20)   Ibid.



                  (iii) WO shall have the right, at its election at any time, to assume responsibility for transportation of Product from any TOL DC (on a center-by-center basis) to the Stores; provided that WO reimburses TOL for all reasonable runoff costs arising out of (A) equipment leases entered into by TOL to the extent they apply to vehicles affected by such election and used for transportation of Products to WO Stores or (B) termination of contractual obligations entered into by TOL for vehicles to be used for transportation of Product within 60 days after the date of election by WO. WO shall only pay for the runoff costs pertaining to those vehicles that have been removed from service as a result of WO's election to assume transportation responsibility. Such election shall be made by written notice given not less than 120 days prior to the date upon which WO will assume the freight responsibility. At such time as WO assumes the transportation responsibility for Products, no additional freight charges will be invoiced to WO from that DC for Products transported from that day forward.

         (d) Cross-Dock Billing. TOL at its option will, from time to time, ship non-APL Product on a cross-dock basis (as opposed to "bill to, ship to") for WO based on the pricing schedule attached as Exhibit O to this Agreement. TOL shall not unreasonably withhold its consent to cross-dock arrangements established by WO, based on space availability per DC.

         (e) Inclusions of Items on Invoices. WO shall send its suggested specific Store retail pricing for the Products to TOL in a mutually agreeable format at mutually agreed times. TOL will print such pricing on all appropriate WO documents. The mechanics of such arrangement are set forth in Exhibit P attached to this Agreement. Each invoice from TOL for Product delivered to the Stores shall show TOL's pricing of the item per unit specified and the retail price at which WO sells the Product, as reflected in WO's data. If required to perform the obligations hereunder, the purchase price and installation cost of any cost effective hardware or software mutually agreed to be installed by WO to facilitate such access shall be equally shared by TOL and WO. TOL shall have no liability to WO hereunder for loss arising out of errors in WO's data.

         (f) The terms and conditions of this Agreement shall govern any purchase order and shall supersede any additional or contrary terms set forth in any WO purchase order or any TOL acceptance, confirmation, invoice or other similar document.

         (g) The prices in Section 4 are subject to the rebates or adjustments provided for in later sections of this Agreement.

         5. Placement of Personnel and Equipment. (a) On Site Personnel. TOL shall commit to providing, at its cost, the following personnel at WO Headquarters in Boulder, Colorado, during the Term of this Agreement:
Account Manager, Pricing/Promotional Coordinator, Space Management Coordinator. In addition, TOL will provide a dedicated (WO exclusive) WO Account Coordinator per Region (6 regions and any additional regions added by TOL) at each DC to participate in managing brokers/direct store vendors to provide reset labor to assist WO in resets resulting from category management, new store stocking, remodels and the like, and to provide store consultation regarding Product placement, and the like.

         (b) Transition Personnel. As part of the transition of distribution purchasing from WO's current primary distributor to TOL, TOL and WO recognize that all existing shelf tags for all items on the APL must be replaced. TOL agrees that it will provide, at its cost, the necessary labor per store to retag all Products on the APL under the supervision of one WO employee per Store. TOL shall provide sufficient trained personnel to complete an average 24,000 square foot store in forty-eight (48) hours. All retagging activities will be subject to WO reasonable approval. The time table for the completion of all retagging, and the process by which retagging will proceed, is set forth on Exhibit R to this Agreement.

         (c) Replacement of Personnel. All personnel supplied by TOL under
(a) and (b) above shall be reasonably satisfactory to WO. If WO requests the replacement of any TOL personnel for any non-discriminatory reason, TOL shall use commercially reasonable efforts to promptly replace such individuals with new, competent personnel reasonably satisfactory to WO.

         (d) Electronic Ordering Equipment. As part of the retagging process of existing Stores, TOL shall provide to each Store three electronic store order units, and shall train all department managers, the scanning coordinator and the designated person for order placement at Store level on the use of the equipment. Any malfunctioning units shall be repaired or replaced, at TOL's sole election, within 72 hours after TOL's receipt of notification by WO, provided that WO shall provide TOL with specific information as to any malfunctioning. TOL shall provide three, or more based on Store size if requested by WO, units to each new Store, and shall train the aforesaid new Store personnel in the use of the equipment, within 21 days prior to the opening of the new Store; provided that WO shall have given TOL 90 days' prior written notice of new Store openings to facilitate the programming of the equipment and the training of personnel and WO makes such personnel available to TOL at mutually agreed upon dates, times and places.

         6. Product Quantity, etc.

         (a) Quantities. TOL agrees to sell to WO and supply WO with APL Products, throughout the Term of this Agreement, in the quantities ordered by WO in its sole discretion, subject to Section 3(b)(vi).

         (b) Freeze Hold of Inventory. If WO has (i) pre-ordered specified quantities of Product for a promotional event and has given TOL the requisite notice in Section 8(a), or (ii) completed a forward buy negotiation with a manufacturer for Product meeting the requirements set forth in (c) below, and TOL does not have sufficient inventory of the Product to cover each WO Store order for the promotion or qualifying forward buy, TOL agrees that before it picks or ships any of the Product to any other customer, it will pick and ship the quantities of the Product ordered by WO. If TOL fails to freeze hold sufficient quantities of the Product to fully meet all of WO's orders of such Product, the difference between the amount ordered and amount shipped shall be used in determining TOL's failure to comply with its service covenants compliance. For inventory not falling within the definitions of (i) and (ii) above, if TOL has stocking issues, TOL will ship all customers on an equal first come, first serve basis.

         (c) Forward Buying. [CONFIDENTIAL](21) WO may forward buy not more than a [CONFIDENTIAL](22)-day inventory of high velocity Product, subject to TOL space availability. TOL will notify WO of current space limitations, and TOL shall not unreasonably withhold its consent regarding available space for forward buy Product. WO shall give notice to TOL of its desire to make a forward buy. TOL shall, within five days of WO's notice, notify WO of any space limitations or timing constraints [CONFIDENTIAL](23). WO may rely upon the information provided in making forward buys within seven days thereafter. WO shall promptly confirm the completion of the forward buy, which confirmation shall trigger the [CONFIDENTIAL](24)-day notice under
Section 8(a) below. TOL shall not withhold accurate information regarding available space at any relevant DC. WO shall be responsible for any expiration of Product code date for Product purchased on a forward buy. TOL will invoice WO monthly on the forward buy inventory held at each DC at the rate of [CONFIDENTIAL](25)% of the deal value (wholesale price minus allowance) of the inventory per DC, commencing after the first 30 days of storage. The balance of inventory shall be distributed to selected Stores by WO at the end of the forward buy.

_________________
(21) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(22)   Ibid.
(23) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(24)   Ibid.
(25)   Ibid.




         7. TOL Covenants Concerning Facilities; Delivery Standards. Exhibit S sets forth the DCs operated by TOL at the current time.

         (a) Standards for Facilities. TOL warrants and covenants that all TOL participating DCs will be maintained and operated in accordance with TOL warehousing and delivery standards, which are set forth on Exhibit T hereto. WO may inspect any DC during normal business hours upon reasonable advance notice to the designated TOL personnel, but shall not impair or impede the business operations of the center.

         (b) Covenants for Delivery.  TOL shall:

                  (i) maintain adequate stock at each DC to meet WO Store requirements on an individual store basis per OOS Performance Criteria defined in Section 12 below;

                  (ii) receive and process WO orders only from approved WO personnel designated in writing to TOL as listed on Exhibit U attached hereto (which shall designate by title, rather than by name) and no other WO personnel or manufacturers, brokers or other third parties;

                  (iii) at TOL's election, transport ordered Product on TOL fleet or WO approved carriers to individual Stores. TOL shall comply with Delivery Performance Standards, as mutually agreed upon by the parties, are attached as Exhibit V to this Agreement; and

                  (iv) provide for reasonable security at its DCs. TOL will take reasonable measures to safeguard the Products and any trucks and trailers used for the delivery of the Products to WO while such Products, trucks and trailers are on the grounds of such DC.

         (c) Code Date Policy. Products shall be distributed to WO Stores in compliance with the Code Date Policy attached as Exhibit W to this Agreement related to the minimum number of days prior to expiration of the final code date, for perishable Products, under which such Products will be accepted upon delivery to the Stores.

         (d) Approved Delivery Schedule. All deliveries to individual WO Stores must be made per the Approved Delivery Schedule set forth on Exhibit C to this Agreement. The Approved Delivery Schedule, including delivery window and effective date of change, will be changed from time to time and agreed on by TOL's Vice President of Operations and WO Director of Logistics or Vice President of IT and Logistics to meet the parties' respective business demands. No Approved Delivery Schedule modifications proposed by any TOL DC or WO store level personnel will be binding unless agreed to in writing by the designated personnel specified above.

         (e) Quality Standards. Products will be delivered palletized and shrink-wrapped and meet WO's Quality Standards as to damage, rodent or insect presence, and other quality standards set forth in Exhibit V. In the event that any Product is recalled or withdrawn (the "Recalled Product"), TOL will use its personnel (or a third party retrieval service if TOL reasonably believes the recall or withdrawal will be achieved faster, at less expense or more efficiently) to remove any Recalled Product from the WO Stores and shall dispose of or return any Recalled Products as required. In addition to the foregoing responsibilities, TOL shall use its reasonable commercial efforts to cooperate with WO in removing the Recalled Product from the WO Stores and replenishing the Store with replacement Products. TOL's Recall Policy is set forth on Exhibit X to this Agreement.

         (f) Store Receiving. All Product shipments by TOL to the Stores must be evidenced by a Bill of Lading, in the form attached to this Agreement as Exhibit Y. Shipments of Product may only be acknowledged as received by those WO personnel approved by WO to receive such shipments ("Receiver"), whose job categories are listed on Exhibit AA hereto. The Bill of Lading must be signed by both the Receiver and the driver of the delivery truck. WO will not be responsible for paying any invoice for a shipment not complying with the foregoing conditions of receipt. The parties shall participate in the pallet return program set forth on Exhibit Z to this Agreement. All pallets and totes will be Memo Billed by TOL to WO on each invoice, with reconciliation of billings and noncompliant Stores semi-annually. "Memo Billed", for purposes of this Agreement, means written or electronic notification of pallet and tote charges from TOL to WO for those pallets and totes acknowledged as received, pursuant to the pallet and tote return program set forth in Exhibit Z.

         (g) Passage of Title and Risk of Loss. Title and risk of loss shall pass upon delivery F.O.B. WO Stores when delivered by TOL fleet or by a contract hauler hired by TOL.

         8. Certain Wild Oats Ordering Responsibilities.  WO shall:

         (a) give TOL a minimum [CONFIDENTIAL](26)-day written lead time on promotions and forward buys;

         (b) monitor TOL's performance and frequently provide timely and detailed feedback;

         (c) provide daily item descriptions and retail price file data and such other information as reasonably requested by TOL and as is necessary for TOL to meet its obligations under Section 4(c) above.

         (d) place phone orders only by designated WO personnel listed by job category on Exhibit U hereto. To enable timely delivery of Products, WO shall place orders in a timely manner in accordance with a schedule to be agreed upon by the parties and attached to this Agreement as an exhibit by an amendment thereto. No third party orders will be honored by TOL.

         9. Promotional and Marketing Funds; Collection from [CONFIDENTIAL](27).

         (a) On a quarterly basis, WO will provide to TOL a list of [CONFIDENTIAL](28) (as defined below) based on WO planned demos and promotional advertising of [CONFIDENTIAL](29) in the following quarter, and [CONFIDENTIAL](30) committed participation levels in such planned demos and promotional ads in the next succeeding quarter. TOL agrees to pay to WO at the end of the following month after receipt of WO's written notice [CONFIDENTIAL](31) during the quarter for which notice was received. TOL and WO agree to reconcile any disputed amounts on a monthly basis. WO agrees to use the money paid to it by TOL under this paragraph to support the demonstration program with advance Product distribution, case stacks, and store sampling execution.

         (b) TOL will assist WO in the solicitation of vendor funding for new Stores and acquired Stores (except as and to the extent excluded under Section 2 above) at levels requested by WO. TOL will include the total purchases by all participating new Stores, but not acquired Stores serviced by TOL for more than four months at the time of acquisition by WO, in the WO Volume Rebate calculation under Section 16 below.

         (c) WO will advertise a minimum of [CONFIDENTIAL](32) Products in WO's ad flyer each month, provided TOL contributes, for each Product so advertised and each flyer in which ads run, the then-current advertising fees offered by WO to manufacturers for the type of ad being run by WO for the TOL Products. WO's current fee structure is as set forth on Exhibit BB. The Products selected will be included as part of the national ad program and Wild Buys program developed jointly by WO and TOL. WO may, at its election and upon notice to TOL, deduct the advertising fee from invoices owed to TOL after performance. The parties will review the minimum requirement on a quarterly basis to determine the desirability of increasing the minimum.

         (d) [CONFIDENTIAL](33).


_________________
(26) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(27) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(28)   Ibid.
(29)   Ibid.
(30)   Ibid.
(31)   Ibid.
(32)   Ibid.
(33)   Ibid.



         10. Hold Harmless.

         (a) TOL Indemnity. It is expressly understood and agreed that WO shall not be liable for, and TOL shall hold WO harmless from, any obligations, claims, demands, losses, costs, damages, suits, judgments, penalties, expenses and liabilities of any kind or nature to a person not a party to this Agreement ("Third Party") arising directly or indirectly out of or in connection with this Agreement caused by TOL's negligence, willful misconduct or contractual breach, including but not limited to any costs, expenses, court costs and reasonable attorneys' fees incurred by WO by reason of any defense to any claims or lawsuits to which WO has been named a party.

         (b) WO Indemnity. It is expressly understood and agreed that TOL shall not be liable for and WO shall hold TOL harmless from any obligations, claims, demands, losses, costs, damages, suits, judgments, penalties, expenses and liabilities of any kind or nature to a Third Party arising directly or indirectly out of or in connection with this Agreement caused by WO's negligence, willful misconduct or contractual breach, including but not limited to any costs, expenses, court costs and reasonable attorneys' fees incurred by the TOL by reason of any defense to any claims or lawsuits to which TOL has been named a party.

         (c) Third Person Claims. Promptly after a party has received notice of or has actual knowledge of any claim against it covered by Section 10 by a Third Party or the commencement of any action or proceeding by a Third Person with respect to any such claim, such party (sometimes referred to as the "Indemnitee") shall give the other party (sometimes referred to as the "Indemnitor") written notice of such claim or commencement of such action or proceeding; provided, however, that the failure to give such notice will not affect the right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the other party has been actually prejudiced as a result of such failure. If the Indemnitor has notified the Indemnitee within thirty (30) days from the receipt of the foregoing notice that it wishes to defend against the claim by the Third Person, then the Indemnitor shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, provided that the assumption of such defense by the Indemnitor shall constitute an acknowledgment of the obligation to indemnify the Indemnitee hereunder. The Indemnitee may participate in the defense, at its sole expense, of any such claim for which the Indemnitor shall have assumed the defense pursuant to the preceding sentence, provided, however, that counsel for the Indemnitor shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceeding other than claims that in Indemnitee's reasonable judgment could have a material and adverse effect on Indemnitee's business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification for the reasonable fees and expenses of its counsel for any period during which the Indemnitor has not assumed the defense of any claim. The Indemnitor may not settle any claim without obtaining a release for the benefit of the Indemnitee, unless the consent of the Indemnitee is obtained.

         (d) Product Liability. TOL agrees that it shall use its reasonable efforts to obtain indemnification and hold harmless agreements from the various manufacturers, vendors or distributors of the Products or other items being sold to WO by TOL under this Agreement, which indemnification and hold harmless agreements shall cover all claims and demands in any manner based upon or attributed to the use of such Products or other items supplied by TOL to WO, and to obtain evidence of product liability insurance covering said indemnification in the amount of $5 million from each such manufacturer, vendor or distributor. Such agreements and insurance shall be as favorable or substantially as favorable to WO as that obtained in favor of TOL. WO shall be named as an additional insured, and certificates of insurance evidencing the renewal of insurance shall be delivered by TOL to WO from time to time.

         (e) Insurance. TOL agrees that all material properties and risks of TOL shall at all times be covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of TOL and the industry, but in no event less than $2 million aggregate general liability coverage. WO shall be named as an additional insured and certificates of insurance evidencing the renewal of insurance shall be delivered by TOL to WO from time to time. WO agrees that all material properties and risks of WO and any third party providing transportation services to WO shall at all times be covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of WO.

         11. Transition Support Fee. TOL agrees to pay, on a one-time basis, a [CONFIDENTIAL](34) transition support fee (the " Transition Support Fee") to WO, payable by check upon not later than the date of execution of this Agreement. WO will use the money to support the transition costs to WO resulting from the transition of WO's primary distribution relationship to TOL, including but not limited to the cost of retagging of shelves, modification of Product inventory, disposal of discontinued Products, resetting of Products on Store shelves and training of Store personnel in new procedures.

         12. TOL Out of Stock Performance Criteria (OOS)

         (a) TOL agrees, that from and after September 1, 2002, on a DC-by-DC basis, that total aggregate out-of-stocks of Products ("OOS") per DC to WO Stores shall be [CONFIDENTIAL](35)% or less on a weekly basis, based on the weekly volume of purchases by WO Stores from each DC. Product not in compliance with the Code Date Policy on delivery shall be included in OOS calculations as an out-of stock, but manufacturer OOS's and TOL-, WO-, or Vendor-discontinued Product and promotional ad quantity sell-outs through WO bookings shall not be included in the OOS calculation.

         (b) [CONFIDENTIAL](36).

         (c) Out-of-Stock Service Commitment Compliance. Determination of TOL's compliance with service level covenants for out-of-stock Products shall be made based on orders and fill rates for APL Products only.

         (d) Vendor Out of Stock. Attached to this Agreement as Exhibit CC is a penalty policy by which TOL will penalize vendors to cover vendor failure to notify TOL as to out-of-stocks. WO shall jointly develop and support this policy [CONFIDENTIAL](37).


_________________
(34) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(35)   Ibid.
(36)   Ibid.
(37) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.



         13. Audits. The parties shall have the audit rights set forth on Exhibit FF.

         14. Compliance with Laws. (a) Each party covenants and agrees that it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local government entity, agency or instrumentality applicable to its responsibilities hereunder. TOL agrees that it shall comply with all certification procedures and regulations. Each party shall promptly notify the other party after it becomes aware of any material adverse proposed law, regulation or order that, to its knowledge, may or does conflict with the parties obligations under this Agreement. The parties will then use reasonable efforts to promptly decide whether a change may be made to the terms of this Agreement to eliminate any such conflict or impracticability.

         (b) Organic Documentation. In connection with any organic Products, TOL shall take all such actions as required by any certifying organization (or as required by law) in order for such Products to be certified as organic, including, without limitation, the maintenance of any required documentation and the taking of the necessary precautions to prevent product compromise. TOL shall provide copies of all documentation relating to the foregoing to WO at WO's request.

         15. Information Systems. (a) TOL warrants that its information technology systems are adequate to permit TOL to adhere to the contract terms, including the provision regarding prompt reporting of sales and contractually required performance data, and that they have proper security safeguards in place. TOL further agrees to use commercially reasonable efforts to maintain all such systems in good working condition, and to make such upgrades to hardware and software as necessary to timely deliver the information required under this Agreement and adhere to the terms of this Agreement.

         (b) TOL shall, during the Term, provide to WO the reports set forth on Exhibit EE to this Agreement, on the frequency and in the format set forth thereon.

         16. Volume Rebates. (a) During the Term, WO shall be entitled to receive a Volume Rebate, as defined below, on increases in Total Purchases (as defined below) made during a 12-month period (the "Rebate Year") through TOL in excess of the applicable base level. The first Rebate Year shall commence on the Commencement Date or such later date upon which TOL can deliver Product in the quantities required by WO to any Stores. The amount of any purchases made by WO prior to the Commencement Date, if any, shall be added to the first year's calculation of Minimum Level. The base purchasing level for the first Rebate Year shall be $[CONFIDENTIAL](38) million ("Minimum Level"), subject to adjustment as specified in this Agreement, with each succeeding Rebate Year's base purchasing level being adjusted to equal the preceding Rebate Year's actual Total Purchases, which in any event shall be equal to no less than the Minimum Level in order for WO to be entitled to a Volume Rebate for that year. "Total Purchases" shall mean the gross price of all Products purchased, but excluding Bill to/Ship to transactions and cross-dock purchases as shown on applicable invoices, minus all allowances, including cross-dock allowances, all discounts actually received and all Store returns actually credited during the applicable period. "Discounts" for purposes of this subsection shall not include [CONFIDENTIAL](39) funds, if any, paid pursuant to Sections [CONFIDENTIAL](40), nor shall "Discounts" include any retroactive pricing adjustments or payments made.

         (b) TOL shall supply, within 30 days following the end of each Rebate Year, a report showing gross purchases and the deductions made to reach Total Purchases. The Volume Rebate will be paid within [CONFIDENTIAL](41) days of the end of each Rebate Year based on WO invoices. WO may, at its election, deduct the reported Volume Rebate from invoices to be paid to TOL. If TOL fails to provide the report as provided herein, WO shall notify TOL in writing and, absent TOL's compliance within [CONFIDENTIAL](42) days from receipt of such notice, WO may make a determination, based on its own records, of the Volume Rebate due and deduct from amounts owed to TOL. In the event of any termination of this Agreement, a pro rata adjustment of the percentage increase and Volume Rebate shall be used.


       Percentage Increase from
     Previous Base Purchase Level                                         Volume Rebate
     ----------------------------                                         -------------
[CONFIDENTIAL](43) Total Purchase Increase                     [CONFID'L](44) of Total Purchase Increase
[CONFIDENTIAL](45) Total Purchase Increase                     [CONFID'L](46) of Total Purchases Increase
[CONFIDENTIAL](47) Total Purchases Increase                    [CONFID'L](48) of Total Purchases Increase
[CONFIDENTIAL](49) Total Purchases Increase                    [CONFID'L](50) of Total Purchases Increase


_________________
(38) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(39)   Ibid.
(40)   Ibid.
(41)   Ibid.
(42)   Ibid.
(43)   Ibid.
(44)   Ibid.
(45)   Ibid.
(46)   Ibid.
(47)   Ibid.
(48)   Ibid.
(49)   Ibid.
(50)   Ibid.



In the event that the Minimum Level is not achieved in any Rebate Year, no Volume Rebate will accrue or be paid to WO by TOL. Payment may be made at the election of TOL by company check or credit memo. In the event that WO's account with TOL becomes outside stated terms, TOL may immediately suspend the payment of all volume rebates until the account is brought current or the default is cured, as applicable, which volume rebates will be applied against WO's accounts receivable with TOL. If there has been a Force Majeure event, the Minimum Level (for the first Rebate Year) or the previous year's base purchasing level for other Rebate Years shall be proportionately reduced, based on the purchases from those Stores impacted by the Force Majeure event, and the length of time that the Force Majeure event continues to disrupt operations at such Stores, and the Volume Rebate for the applicable Rebate Year shall be calculated based on increases in Total Purchases over such proportionately reduced Minimum Level or base purchasing level.

         17. Credits. (a) Discontinued Items. TOL will issue 100% credit for items discontinued by TOL excluding items discontinued by WO that were exclusive to WO or items discontinued by vendor suppliers.

         (b) Product Credit. TOL will credit WO for damaged Product, mispicks of goods not on the APL and for short-dated/out-of-code Product received on delivery from TOL in accordance to WO Code Date policy attached as Exhibit W hereto. The cost of mispicks received at Store level of Products on the APL shall be debited to WO and WO shall retain the Product, assuming WO can use the Products based on the quantity delivered and remaining code dates on such Products. TOL and WO shall discuss the disposition of mispicks that cannot be used by WO.

         (c) Shortage Credit. A monthly [CONFIDENTIAL](51)% credit for delivery shortages, calculated on Total Purchases by each Store on a monthly basis, will be deducted through a credit memo by TOL issued to each WO Store on a monthly basis.

         (d) Processing of Credits. TOL agrees that it shall receive and process credit requests within [CONFIDENTIAL](52) business days from receipt of the request from WO.

_________________
(51) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(52)   Ibid.




         (e)  Other Credits.  All other credits must be pre-approved by TOL.

         18. Termination Provisions.

         (a) WO may terminate this Agreement at any time thirty-six (36) months after September 1, 2002 without cause upon not less than one hundred twenty (120) days' prior written notice of termination from WO to TOL.

          (b) TOL may terminate this Agreement at any time thirty-six (36) months after September 1, 2002 without cause upon not less than 120 days' prior written notice of termination from TOL to WO.

         (c) WO may terminate this Agreement on immediate written notice for cause if:

                  (i) TOL fails to make any payment, credit, rebate or other remittance of monetary consideration provided for herein on the date due, and fails to remedy any delinquent payment within ten business days after notice thereof from WO (which failure to cure shall be an event of default), or WO must provide TOL with notice of nonpayment under this subsection more than twice in any contract year (which shall be defined as each 12-month period, commencing September 1, 2002);

                  (ii) the quality of service provided by TOL is below the level as set forth herein, and TOL has failed to remedy service problems after 30 days' prior written notice of breach by WO;

                  (iii) OOS exceeds [CONFIDENTIAL](53)% at any DC for any [CONFIDENTIAL](54), and TOL has failed to remedy OOS after 30 days' prior written notice of breach by WO; provided, however, that TOL shall not be entitled to a cure period upon the [CONFIDENTIAL](55) breach of this provision in any running 12-month period and WO may, upon notice to TOL of such [CONFIDENTIAL](56) breach, immediately terminate this Agreement on a nationwide or applicable regional basis;

                  (iv) the delivery schedule established by the parties under this Agreement is not met [CONFIDENTIAL](57)% of the time for any [CONFIDENTIAL](58) on a DC basis and TOL has failed to remedy such service problems after 14 days' prior written notice of breach by WO;

                  (v) a significant competitor of WO in the natural and organic grocery business acquires more than [CONFIDENTIAL](59)% of the equity interest in TOL or its direct or indirect parent; or

                   (vi) TOL materially breaches any other nonmonetary obligations under this Agreement not specifically referenced above in this Section, and fails to cure such breach after receipt of 30 days' prior written notice of breach;

                  (vii) The results of any audit conducted by WO prove deliberate fraud or gross misconduct of TOL;

                  (viii) Regulatory violations by TOL where the violations or the corrective action required materially and adversely affect the continued ability of TOL to perform this Agreement by TOL; or

                  (ix) [CONFIDENTIAL](60).

_________________
(53) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(54)   Ibid.
(55)   Ibid.
(56)   Ibid.
(57)   Ibid.
(58)   Ibid.
(59)   Ibid.
(60)   Ibid.


Notwithstanding the foregoing, WO shall not have the right to terminate this Agreement if noncompliance by TOL with any of the foregoing results from intentional sabotage by WO employees, Force Majeure events (as defined below), or the negligent or intentional wrongful acts or omissions of WO.

         (d) TOL may terminate this Agreement for cause if any one of the following conditions exist:

                  (i) WO fails to cure any payment breach within [CONFIDENTIAL](61) days after receipt of notice of the breach from TOL (which failure to cure shall be an event of default), or TOL must provide WO with notice of nonpayment under this subsection more than [CONFIDENTIAL](62) in any contract year;

                  (ii) Regulatory violations by WO where the violations or the corrective action required materially and adversely affect the continued ability of WO to perform of this Agreement; and

                  (iii) Consistent non-performance of WO's monetary or other obligations; or

                  (iv) The results of any audit conducted by TOL hereunder prove deliberate fraud or gross misconduct of WO.

         (e) Notwithstanding anything to the contrary in this Agreement, the following will apply in a Force Majeure event (as defined in Section 24(a)):

                  (i) If the Force Majeure event affects, for a period of at least 30 days, in any material manner the operations in any DC or any region served primarily by one DC, as the case may be, of the party who is not claiming the benefit of the Force Majeure provision (the "Non-Affected Party") and the party claiming the benefit of such provision (the "Affected Party"), then the Non-Affected Party may on written notice to the Affected Party suspend its obligations hereunder (including without limitation
         Section 2(a)), other than the payment of sums due unless the Force Majeure event relates to the operation of the banking system, with respect to such DC or region until such time that the Affected
         Party is able to resume its obligations in full with respect to such DC or region. [CONFIDENTIAL](63) WO will promptly provide TOL in writing with the basis for its determination, within the above stated parameters to purchase Product from a secondary distributor [CONFIDENTIAL](64). In addition, the parties recognize that the Non-Affected Party may need to [CONFIDENTIAL](65) purchases pursuant to any such agreement shall not be considered a breach of this Agreement (and the cost of goods purchased under such agreement will not be included in the Secondary Percentage). The
         Non-Affected Party shall use its commercially reasonable efforts to limit the length of any third party distribution contract to not more than [CONFIDENTIAL](66) days, unless business conditions do not permit such limitation to obtain alternate distribution at favorable prices or unless the Affected Party is able to provide a suitable alternative remedy to fully mitigate the Force Majeure event.

                  (ii) In the event that Force Majeure continues for more than [CONFIDENTIAL](67) days, and the Affected Party has not provided an acceptable alternative remedy to fully mitigate the disruption, the Non-Affected Party may terminate the Agreement or Definitive Agreement as to the DC or region affected by the Force Majeure event, on 30 days written notice to the Affected Party provided that the Force Majeure event exists on the date of the notice of termination.

_________________
(61) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(62)   Ibid.
(63)   Ibid.
(64)   Ibid.
(65)   Ibid.
(66) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(67)   Ibid.



         19. Payment Terms. (a) WO shall pay for all Product purchases and all other charges due TOL hereunder, subject to deductions permitted by TOL or as permitted herein, by wire transfer of immediately available funds to TOL within [CONFIDENTIAL](68) days from the date of TOL invoice or the next business day after the expiration of [CONFIDENTIAL](69) days. Invoices shall be on a Store-by-Store basis. A finance charge of [CONFIDENTIAL](70)% monthly on any delinquent balance not paid within [CONFIDENTIAL](71) days will be assessed monthly. No finance charge will be assessed for late payment due to Force Majeure events.

         (b) TOL will accept a deduction from WO on all vendor chargebacks within [CONFIDENTIAL](72) business days from the date of invoice from WO, provided WO shall have already performed the obligation for which the chargeback is being billed. TOL will collect the chargeback amounts from the vendor as a conduit only. WO accepts liability and agrees to be responsible for all disputed vendor chargeback claims. WO agrees to resolve vendor disputed claims directly with the vendor within [CONFIDENTIAL](73) days after written notification from TOL of a dispute. If WO does not resolve the dispute in such time, or the dispute is resolved in favor of the vendor, WO will pay back to TOL on next payment following the end of the [CONFIDENTIAL](74)-day period the amount disputed or resolved in favor of the vendor, plus [CONFIDENTIAL](75)% of the disputed/vendor resolved amount as a handling cost.

_________________
(68)   Ibid.
(69)   Ibid.
(70)   Ibid.
(71)   Ibid.
(72)   Ibid.
(73)   Ibid.
(74)   Ibid.
(75)   Ibid.




         (c) WO may, at its election, deduct or offset from any invoice owed to TOL, only those amounts due from TOL under this Agreement as a fee, reimbursement, payment or credit, other than deductions or offsets that would require TOL to charge back the deduction or offset to another vendor/manufacturer. WO shall notify TOL at the time of payment of the deduction or offset.

         (d) In the event that WO's account with TOL becomes outside stated terms, TOL may immediately suspend the payment of all discounts, rebates and allowances (other than Volume Rebates) until the account is brought current or the default is cured as applicable, at which time all suspended payments shall be made retroactively, other than those applied to WO's accounts receivable as provided herein. At TOL's election, in the event WO's account is outside stated terms, discounts, rebates and allowances will be applied against WO's accounts receivable with TOL.

         20. Representations and Warranties of TOL. TOL represents and warrants to WO as follows, and such representations and warranties shall survive the Commencement Date:

          (a) Corporate Organization and Authority. TOL (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is authorized to transact business in each State in which such authority is required by law; and (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) Authorization. TOL has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered on behalf of TOL and constitutes the legal, valid and binding obligation of TOL, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         (c) No Consents; Conflicts. No consent, authorization by, approval of or other action by, and no notice to, or filing or registration with, any governmental authority, agency, regulatory body, lender, lessor, franchisee or other person is required for the execution, delivery or performance of this Agreement by TOL, other than those that have been obtained and are in full force and effect. The execution, delivery and performance of this Agreement will not result (with or without due notice or lapse of time or both) in any violation or breach of any provision of the charter or by-laws of TOL, any judgment, decree or order to which TOL is a party or by which it is bound, any indenture, mortgage or other agreement or instrument to which TOL is a party or by which it is bound or any statute, rule or regulation applicable to TOL.

         (d) Sufficient Personnel to Perform Obligations. TOL represents that as of the execution of this Agreement, TOL has sufficient personnel with adequate training and expertise to perform its obligations as contemplated hereunder in the time frames contemplated herein.

         (e) National Organic Standards. TOL represents that it is currently using commercially reasonable efforts to put in place, and that as of the date upon which each applicable law, rule or regulation becomes effective, TOL will have adequate processes and systems in place, and will have adequately educated its personnel, to comply with all federal, state and local regulations relating to handling and labeling of organic products, including but not limited to the National Organic Standards as promulgated by the U.S. Department of Agriculture when such become effective and as such applies to TOL as a handler or processor of organic foods. TOL acknowledges that WO has placed substantial reliance on TOL to handle various foods for human consumption so as to not invalidate any "organic" designation of such foods.

         (f) Computer Systems. As of the date of this Agreement, TOL has proper security safeguards in place to ensure the confidentiality of all of WO's data as contained in TOL's computer systems. All such systems will perform without material defect or error in compliance with the performance standards set forth in this Agreement. TOL has a disaster recovery program in place to ensure that, in the event of a catastrophic destruction of any portion of TOL's computer systems, wherever located, TOL will be able to recover all necessary data to continue to perform its obligations hereunder in substantially the time frames contemplated herein.

         (g) Facilities' Condition and Capacity. All of the DCs participating in this Agreement will be maintained and operated in accordance with TOL warehousing and delivery standards as attached as Exhibit T to this Agreement. Such facilities have the operational systems required to support the obligations of TOL as set forth in this Agreement, and all such facilities have adequate capacity to order, store and deliver Products in accordance with the terms of this Agreement and in the amounts contemplated by WO. All the DCs participating in this Agreement shall have sufficient security measures in place prior to receipt of Products for WO to ensure that such Products are not tampered with or adulterated in any manner, and that all such Products shall be maintained at temperatures and other storage conditions necessary to preserve the freshness and integrity of the Products.

         (h) Ownership of TOL. No entity constituting a competitor to WO, which for purposes of this paragraph includes all conventional and natural food grocery store chains, owns more than a 5% equity interest in TOL. No such entity has any rights to purchase, through warrants, options, rights of first refusal, preemptive rights or any other legal right or obligation, any equity interest in TOL which, together with any existing interest, would aggregate more than 5% if fully exercised.

         (i) Litigation. There is no pending nor, to TOL's knowledge, threatened litigation, governmental action, action for injunctive or other equitable relief or other threatened or outstanding claims of any nature which could reasonably (i) interfere with TOL's performance of its obligations hereunder, or (ii) have a material or detrimental impact on TOL's assets or operations as such exist as of the Effective Date.

         (j) Information Provided to Auditors. All information that shall be provided by TOL to auditors retained by WO shall be provided in the format in which such information is maintained in the normal course of TOL's business, and to TOL's knowledge, all such information shall be true and correct in all material respects, except as otherwise disclosed to WO and the auditors at the time of disclosure.

         21. Representations and Warranties of WO. WO hereby represents and warrants to TOL as follows, and such representations and warranties shall survive the Commencement Date:

         (a) Corporate Organization and Authority. WO (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) Authorization. WO has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered on behalf of WO and constitutes the legal, valid and binding obligation of WO, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         (c) No Consents; Conflicts. No consent, authorization by, approval of or other action by, and no notice to, or filing or registration with, any governmental authority, agency, regulatory body, lender, lessor, franchisee or other person is required for the execution, delivery or performance of this Agreement by WO, other than those that have been obtained and are in full force and effect. The execution, delivery and performance of this Agreement will not result in (with or without due notice or lapse of time or both) any violation or breach of any provision of the charter or by-laws of WO, any judgment, decree or order to which WO is a party or by which it is bound, any indenture, mortgage or other agreement; provided, however, [CONFIDENTIAL].(76)

         (d) Litigation. There is no pending nor, to WO's knowledge, threatened litigation, governmental action, action for injunctive or other equitable relief or other threatened or outstanding claims of any nature which could reasonably (i) interfere with WO's performance of its obligations hereunder, or (ii) have a material detrimental impact on WO's assets or operations as such exist as of the Effective Date.

         (e) Computer Systems. WO has proper security safeguards in place to ensure the confidentiality of any of TOL's data which is or becomes accessible to WO, its employees or agents, from TOL's computer systems or otherwise.

         (f) Sufficient Personnel to Perform Obligations. As of the execution of this Agreement, WO has sufficient personnel to perform its obligations as contemplated hereunder in timeframes contemplated herein.

         22.  [CONFIDENTIAL](77).

_________________
(76) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(77)   Ibid.



         23. Binding Effect. This Agreement is a binding obligation between the parties hereto for the sale by TOL and purchase by WO for the Products referenced at the prices and other terms set out in or referenced herein, and may be enforced by either party in accordance with its terms.This Agreement supersedes all previous agreements between the parties.

         24. Miscellaneous. (a) Force Majeure. "Force Majeure" events shall be events beyond the reasonable control of a party (and not through the fault or negligence of such party) that make timely performance of an obligation not possible. The following provisions shall apply in interpreting Force Majeure events. A Force Majeure event is not reasonably foreseeable with the exercise of reasonable care, nor avoidable through the payment of nonmaterial additional sums. Delays due to governmental reviews related to governmental approval necessary to perform an obligation shall not be a Force Majeure event unless substantially beyond the usual or customary delays in such circumstances, and not caused by the negligence, inattention, misconduct or inexperience of the party seeking the governmental approval. Delays related to weather shall not be Force Majeure events unless substantially more severe than normal, and not reasonably avoidable based on advanced notice. Labor stoppages, strikes and other disputes interrupting business operations shall not constitute "Force Majeure" events unless the disruption caused by such stoppages, strikes or disputes cannot be circumvented through the payment of nonmaterial additional sums. In the event of a Force Majeure, the party so affected shall give prompt written notice to the other party of the cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. No finance charge will be assessed on either party for late payments due to Force Majeure events.

         (b) Governing Law, etc. Each of the parties hereto irrevocably waives all rights to a trial by jury with respect to any dispute relating to this Agreement, the subject matter hereof or the entering into or termination of this Agreement (a "Dispute"). This Agreement and all actions related hereto shall be governed by, and any dispute shall be resolved in accordance with, the laws of the State of Colorado, excluding its internal choice of law principles.

         In the event of any Dispute, such Dispute, if not resolved promptly in the ordinary course between representatives of the parties, shall be submitted for settlement negotiation between the Chief Executive Officer of TOL and Chief Executive Officer of WO, and if such procedure does not resolve such Dispute within 30 days after a request for such settlement negotiation to the other party, then and only then shall all such Disputes be resolved exclusively by the process of litigation in accordance with this Section. The parties agree that all disputes shall be brought either in Federal District Court for the Southern District of New York, or the state courts located in the Borough of Manhattan, New York City, and that jurisdiction and venue in such state are proper.

         (c) Recovery of Fees and Costs. In the event of a dispute, the prevailing party shall be entitled to recovery of reasonable attorneys' fees and costs (including costs of appeal).

         (d) Confidentiality. The parties to this Agreement shall maintain as confidential the specific terms hereof, and shall not disclose such terms to any third party (other than to its own outside legal, accounting, insurance or financial advisors as necessary) without the other party's prior written consent. "Confidential Information" about a party learned under this Agreement shall not be used during or after the term of this Agreement except in connection with the party's obligations hereunder, and without limiting the foregoing, such information as to WO may not be used by TOL in connection with the marketing, distribution or sale of TOL's products other than to WO and such information as to TOL may not be used by WO to solicit from third parties or entertain offers to distribute the Products during the Term, including all renewal terms. The term "Confidential Information" shall include computer software, source code, object code, hardware configurations and all other information relating to a party, its business and prospects, learned by the other party or disclosed by such party from time to time to the other party in any manner, whether orally, visually or in tangible form (including, without limitation, documents, devices and computer readable media) and all copies, improvements, derivatives and designs thereof, created by either party whether owned by or licensed to such party. The term "Confidential Information" shall also be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by a party that contain, reflect or are based upon the information furnished to such party by the other party pursuant hereto. Confidential Information shall not include any information that:

                  (i) was in a party's possession prior to disclosure by the other party hereunder, provided such information is not known by such party to be subject to another confidentiality agreement with or secrecy obligation to the other party;

                  (ii) was generally known in the grocery industry at the time of disclosure to a party hereunder, or becomes so generally known after such disclosure, through no act of such party;

                  (iii) has come into the possession of a party from a third party who is not known by such party to be under any obligation to the other party to maintain the confidentiality of such information; or

                  (iv) was independently developed by a party without the use of any Confidential Information of the other party, to the extent that such independent development is reasonably established by such first party to the other party.

Notwithstanding the foregoing, nothing herein shall prevent the filing of a copy of this Agreement as an exhibit to any filing required by an regulatory agency having jurisdiction over either party; provided, however, that concurrent with the filing thereof, to the extent permitted by law, and upon any request, demand or order of any such regulatory agency, or any request of any person under the Freedom of Information Act ("FOIA"), or any other applicable law, a party required to file a copy hereof shall request and use its best efforts to obtain and maintain, during the term of this Agreement, or after the term of this Agreement, to the extent permitted by law, confidential treatment of all financial terms of this Agreement including pursuing all initial, subsequent, reconsideration and appellate administrative actions and determinations from any applicable regulatory agency and all initial and appellate judicial review from any court of competent jurisdiction until all such administrative and judicial remedies have been exhausted under the law. In connection therewith, a party required to file a copy of this Agreement with any regulatory agency, at all times, whether prior to the filing thereof or during or for a period of five (5) years after the term of this Agreement, promptly shall inform the other party of the filing and shall provide copies of all correspondence, pleadings, notices, filings, petitions, and other information, from any source whatsoever, including, without limitation, any regulatory agency, other administrative body or any court of competent jurisdiction, which pertain to obtaining and maintaining the confidential treatment of all financial terms of the Agreement. The party receiving such information agrees to hold such information confidential for a minimum of five (5) years thereafter, pursuant to this subsection (d), regardless of whether or not this Agreement is then in full force. The parties agree that each shall seek the longest available period of confidentiality available from the governmental agency requiring the filing of the Agreement; and if in a reasonable time prior to the time such period of confidentiality as granted will expire, the Agreement is still in full force and effect between the parties, will use their best efforts to obtain an extension of confidential treatment for the longest period available.

In addition, either party may disclose the terms of this Agreement pursuant to a valid subpoena, provided such party gives the other party reasonable prior notice of the service of any subpoena to permit the other party to seek a protective order, and seeks confidential treatment of all financial terms hereof.

         The parties acknowledge and agree that the non-breaching party's remedy at law is inadequate in the event of any breach or threatened breach by the other party of its agreements set forth in this Section. In the event of such breach or threatened breach, in addition to any other remedy which may be available to the non-breaching party, the non-breaching party shall be entitled to offer, without posting a bond, preliminary or permanent injunctive and/or other equitable relief restraining the breaching party, or any of its agents or employees, from breaching or acting in any manner inconsistent with the conduct or performance required by this Section.

         (e) Amendment; Assignment. This Agreement may not be amended or modified except by an instrument in writing signed by the Chairman of the Board, President or Senior Vice President of Marketing on behalf of TOL, and the President, CEO, Senior Vice President of Merchandising or Senior Vice President of Operations of WO, or equivalent positions. It is agreed that neither party shall transfer or assign this Agreement or any part hereof or any right arising hereunder, by operation of law or otherwise, without the prior written consent of the other, which consent will not be unreasonably withheld. A party may reasonably withhold its consent if, in such party's good faith judgment, the proposed assignee: (i) does not have sufficient financial resources or assets to perform its obligations under this Agreement; (ii) does not have sufficient experience or expertise in the distribution and supply of food products in the case of an assignment by TOL or its direct or indirect parent, or grocery retail business in the case of an assignment by WO, unless the assignor's existing operations management personnel prior to the assignment remain in control of the daily operations of the assignee after such assignment; (iii) is engaged in the same business as the non-assigning party; or (iv) does not deliver its written commitment to carry out the Agreement at the same level of business being conducted by the assigning party immediately prior to the proposed assignment. For purposes of this subsection (e), a Change of Control of TOL or its direct or indirect parent [CONFIDENTIAL](78) shall constitute an assignment of this Agreement. A "Change of Control" means (A) any transaction or series of related transactions in which a party or group, acting in concert, acquires beneficial ownership of more than 50% of the equity interests in TOL or its direct or indirect parent, or (B) a merger or consolidation of another entity with or into TOL or its direct or indirect parent, with the effect that any third party becomes beneficial owner of more than 50% of the equity interests of TOL or its direct or indirect parent.

         In the event a party requests such consent to such a transfer, such party shall meet with the other party to provide any information reasonably requested by the other party regarding the proposed transferee. Any purported assignment without consent shall be void and of no force or effect or, at the other party's option, shall terminate this Agreement. Subject to the foregoing, this Agreement shall be binding on the respective parties and their permitted successors and assigns.

         [CONFIDENTIAL](79).
_________________

(78) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(79) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.



         (f) Entire Agreement; Survival. This Agreement (and any documents referred to herein or therein) represents the entire agreement and understanding of the parties with respect to the matters set forth herein, and there are no representations, warranties or conditions or agreements (other than implementing invoices, purchase orders and the like necessary to implement this Agreement) not contained herein (or in any documents not referred to herein) that constitute any part hereof or that are being relied upon by any party hereunder. Notwithstanding any termination of this Agreement, all claims arising prior to such termination for any breach of or for any amount due under this Agreement (excluding any such claims that have been satisfied, waived or released prior to such termination) under this Agreement, shall survive such termination, and in addition, the following sections shall survive any such termination: 3(c), 10, 13 (for not more than 90 days following termination), 14(b), 16(b), 18, 19, 24 (b) - (d) , (f),
(g), (i), (j).

         (g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

         (h) Publicity. Both parties shall agree on a joint initial press release on the entering into of this Agreement.

         (i) Notices. Any notices to be given by either party to the other shall be in writing by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested, or by facsimile (only with receipt confirmed). Notice shall be deemed to be given five (5) days after posting the required mailing with the U.S.Postal Service and the next day after confirmed facsimile transmission. Notices shall be addressed to the parties at the addresses set forth below or to such other address as shall have been so notified to the other party in accordance with this Section. Notices to TOL shall be addressed to Chairman, Tree of Life, Inc., 405 Golfway West Drive, St. Augustine, FL 32095, fax 904-940-2553, with a copy for courtesy but not for enforceability to Barbara Johnston, Esq., McGuire Woods LLP, 50 N. Laura Street, Suite 33000, Jacksonville, FL 32202, fax 904-360-6355. Notices to WO shall be addressed to: Chief Executive Officer, Wild Oats Markets, Inc., 3375 Mitchell Lane, Boulder, CO 80301-2244, Fax: (303) 402-9920, with a copy to Freya Brier, Esq., General Counsel, Wild Oats Markets, Inc., 3375 Mitchell Lane, Boulder, CO 80301-2244, Fax: (303) 440-7316.

         (j) No Third Party Beneficiaries. Nothing in this Agreement, whether expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities.

         (k) Alliance. WO and TOL agree that an objective of the parties is to establish during the Term of this Agreement, a mutually supportive alliance with respect to the Products and the unified supply chain management concept relating to the purchase and sale of the Products that is embodied in the Agreement.

         (l) Authority. WO and TOL each represent and warrant to the other that the individual executing this Agreement has full authority to execute this Agreement, and when executed this Agreement is a binding obligation of the party.

         (m) Expenses. Except as otherwise provided herein, all costs and expenses (including legal and accounting fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expense.

         (n) Independent Contractors. In all matters relating to this Agreement both parties shall be acting solely as independent contractors and shall be solely responsible for the acts of their respective employees, contractors and agents. Employees, agents or contractors of one party shall not be considered employees, agents or contractors of the other party.

         (o) Titles and Headings; Counterparts. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

         (p) Negotiation of Agreement, Each party and its counsel have cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

         Executed as of the date first set forth above.

WILD OATS MARKETS, INC.                          TREE OF LIFE, INC.



By:____________________________                  By:___________________________
Perry D. Odak, President and CEO                     Richard A.Thorne, Chairman

                                 ATTACHMENT 2